EXHIBIT 99.1

Independent Auditors’ Report

The Shareholders

Marvasol, Inc. (D/B/A LastPass)

Fairfax, Virginia

We have audited the accompanying financial statements of Marvasol, Inc. (D/B/A LastPass) (the “Company”), which comprise the balance sheets as of December 31, 2014 and 2013, and the related statements of operations, changes in shareholders’ deficit, and cash flows for the years then ended, and the related notes to the financial statements.

Management’s Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal controls relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

Auditors’ Responsibility

Our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on the auditors’ judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Marvasol, Inc. (D/B/A LastPass) as of December 31, 2014 and 2013, and the results of their operations and their cash flows for the years then ended in accordance with accounting principles generally accepted in the United States of America.

/s/ Mayer Hoffman McCann P.C.

Mayer Hoffman McCann P.C.

October 7, 2015

Boston, Massachusetts

Marvasol, Inc. (d/b/a LastPass)

Balance Sheets

	December 31,	December 31,
	2014	2013

Assets

Current assets:
Cash and cash equivalents	$8,749,999	$5,273,488
Marketable securities	—	1,575,938
Accounts receivable	480,869	926,303
Prepaid expenses and other current assets	3,812	33,993

Total current assets	9,234,680	7,809,722

Property and equipment, net	513	13,375

Deposits	43,074	41,000

Total assets	$9,278,267	$7,864,097

Liabilities and Stockholders’ Deficit

Current liabilities:
Accounts payable	$99,514	$104,554
Accrued compensation	4,815,581	5,198,197
Accrued expenses and other current liabilities	53,486	47,726
Deferred revenue	5,870,671	4,344,865

Total current liabilities	10,839,252	9,695,342

Deferred revenue, long-term	443,863	251,305

Total liabilities	11,283,115	9,946,647

Shareholders’ deficit	(2,004,848)	(2,082,550)

Total liabilities and equity	$9,278,267	$7,864,097

See accompanying notes to the financial statements.

Marvasol, Inc. (d/b/a LastPass)

Statements of Operations

	Years ended December 31,
	2014	2013

Revenue	$9,621,421	$7,055,727
Cost of revenue	517,940	449,735

Gross profit	9,103,481	6,605,992

Operating expenses:
Research and development	8,754,361	6,527,086
Sales and marketing	1,422,563	630,648
General and administrative	1,253,248	616,615
Other (income) expenses	(4,393)	96,925

Total operating expenses	11,425,779	7,871,274

Loss before income taxes	(2,322,298)	(1,265,282)

Provision for income taxes	—	—

Net loss	$(2,322,298)	$(1,265,282)

See accompanying notes to the financial statements.

Marvasol, Inc. (d/b/a LastPass)

Statements of Changes in Shareholders’ Deficit

Years Ended December 31, 2014 and 2013

	Common Stock Authorized 1,500 Shares
	Issued and Outstanding 1,500 Shares		Additional	Accumulated	Shareholders’
	Shares	Amount	Paid-in Capital	Deficit	Deficit

Balance, January 1, 2013	1,500	$15	$—	$(817,283)	$(817,268)
Net loss	—	—	—	(1,265,282)	(1,265,282)

Balance, December 31, 2013	1,500	15	—	(2,082,565)	(2,082,550)
Redemption of common stock	(45)	—	—	—	—
Issuance of common stock and stock-based compensation	45	45	2,399,955	—	2,400,000
Net loss	—	—	—	(2,322,298)	(2,322,298)

Balance, December 31, 2014	1,500	$60	$2,399,955	$(4,404,863)	$(2,004,848)

See accompanying notes to the financial statements.

Marvasol, Inc. (d/b/a LastPass)

Statements of Cash Flows

	Years ended December 31,
	2014	2013
Cash flows from operating activities:
Net loss	$(2,322,298)	$(1,265,282)

Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	12,862	33,623
Stock-based compensation	2,399,955	—
Realized and unrealized (gains) losses on marketable securities	(94,040)	87,662
Changes in assets and liabilities:
Accounts receivable	445,434	(784,959)
Prepaid expenses and other current assets	30,181	(33,993)
Deposits	(2,074)	(16,000)
Accounts payable	(5,040)	92,474
Accrued compensation	(382,616)	5,198,197
Accrued expenses and other current liabilities	5,760	27,155
Deferred revenue	1,718,364	1,741,040

Total adjustments	4,128,786	6,345,199

Net cash provided by operating activities	1,806,488	5,079,917

Cash flows from investing activities:
Net proceeds (purchases) from sales of marketable securities	1,669,978	(28,424)

Cash flows from financing activities:
Proceeds from common stock issuance	45	—

Net increase in cash and cash equivalents	3,476,511	5,051,493

Cash and cash equivalents, beginning of year	5,273,488	221,995

Cash and cash equivalents, end of year	$8,749,999	$5,273,488

See accompanying notes to the financial statements.

Note 1 - Nature of Operations and Summary of Significant Accounting Policies

The Company provides password management services to consumer subscribers on an annual subscription basis. The Company also provides password management services to our enterprise customers.

The Company was incorporated in Delaware on April 30, 2008 and is headquartered in Fairfax, Virginia.

The following is a summary of the accounting policies consistently applied in the financial statements.

Financial Statement Presentation

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, and disclosure of contingent assets and liabilities, at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Cash and Cash Equivalents

The Company classifies all highly-liquid investments with maturities of three months or less at the date of purchase as cash equivalents. The Company maintains its cash in bank deposit accounts which, at times, may exceed federally insured limits.

Marketable Securities

Marketable securities consist of mutual funds and high-grade equity securities and are classified as trading securities. The cost of the investment sold is determined on the specific identification or first-in, first-out method. Unrealized gains and losses are recorded through the statement of operations as incurred.

Accounts Receivable

The Company records its accounts receivable at invoiced amounts. On a periodic basis, the Company evaluates its accounts receivable and establishes an allowance for doubtful accounts, when deemed necessary, based on its history of past write-off and collections, and current credit conditions. Adjustments made to the allowance for doubtful accounts are charged against bad debt expense. An account is considered uncollectible when all efforts to collect the account have been exhausted. The Company determined that an allowance for doubtful accounts is not required as of December 31, 2014 and 2013.

Property and Equipment

Property and equipment are recorded at cost. Property and equipment is depreciated/amortized using the straight-line method over the estimated useful lives of the related assets, which range from three to five years.

Capitalized Software Costs

Software development costs are capitalized at the lower of cost or net realizable value beginning upon the establishment of technological feasibility of the related products. At December 31, 2014 and 2013, total costs were $50,000 and are fully amortized.

Research and Development Costs

Research and development expenditures are expensed as incurred.

Revenue Recognition-Subscriptions

The Company recognizes revenue from services provided in the consumer segment when it is probable that the economic benefits associated with the transactions will flow to the Company and the amount of revenue can be measured reliably. This is normally demonstrated when persuasive evidence of an arrangement exists, the fee is fixed or determinable, performance of service has been delivered, and collection is reasonably assured.

The Company offers services to customers primarily on an annual subscription basis that may include free trial periods. The Company’s subscription fees are typically received in advance which results in the subscription period commencing. The Company recognizes revenue once the subscription period commences ratably using a half month convention. For a one year subscription, half of 1/12th of a month’s sales is recognized as income during the month the customer’s subscription payment is received with the other half of 1/12th being recognized in month thirteen.

The Company also provides services for which the primary customer is a corporation or other entity that purchases in advance, password management services on behalf of its employees or customers for a year. In such cases, the Company recognizes revenue ratably using a half month’s convention.

Subscription periods range from one to ten years with a majority of the subscriptions being one year in duration. Subscription revenue was approximately 84% and 69% of total revenue for the years ended December 31, 2014 and 2013, respectively.

Revenue Recognition-Other

The Company provides professional services including data migration, set up, training, and implementation services. Professional services performed for a fixed fee can be reasonably estimated and are typically recognized upon acceptance by the customer. Contracts for these services typically are for three to six months. Revenue for professional services engagements billed on a time and materials basis are recognized as the services are provided.

The Company entered into various technology licensing and white label development arrangements with contract periods generally for one to three years. Revenue is recognized ratably over the contract period.

Deferred Revenue

Deferred revenue primarily consists of billings and payments received in advance of revenue recognition. The Company primarily bills and collects payments from customers for services in advance on an annual basis. Deferred revenue to be recognized in the next twelve months is included in current deferred revenue, and the remaining amounts are included in long-term deferred revenue in the balance sheets.

Advertising Costs

The Company expenses advertising costs as incurred. Advertising expense for the years ended December 31, 2014 and 2013 was approximately $333,000 and $115,000, respectively, and is included in sales and marketing expense in the accompanying statements of operations.

Fair Value Measurements

The Company follows the fair value standard which is defined as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. Valuation techniques used to measure fair value under this change must maximize the use of observable inputs and minimize the use of unobservable inputs. The standard describes how to measure fair value based on a three level hierarchy of inputs, of which the first two are considered observable and the last unobservable. Investments measured and reported at fair value are classified and disclosed in one of the following categories:

Level 1 - Quoted prices are available in active markets for identical investments as of the reporting date.

Level 2 - Pricing inputs are other than quoted prices in active markets, which are either directly or indirectly observable as of the reporting date, and fair value is determined through the use of models or other valuation methodologies.

Level 3 - Pricing inputs are unobservable for the investment and include situations where there is little, if any, market activity for the investment. The inputs into the determination of fair value require significant management judgment or estimation.

At December 31, 2013, marketable securities are considered Level 1 as the underlying securities are primarily in mutual funds traded in active markets.

Income Taxes

The Company accounts for income taxes under the asset and liability method. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and the irrespective tax bases and operating loss and tax credit carryforwards. Deferred tax assets and liabilities are measured using enacted rates expected to apply to the taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. The Company records a valuation allowance against deferred tax assets if and when appropriate.

Uncertain Tax Positions

The Company accounts for the effect of any uncertain tax positions based on a “more likely than not” threshold to the recognition of the tax positions being sustained based on the technical merits of the position under scrutiny by the applicable taxing authority. If a tax position or positions are deemed to result in uncertainties of those positions, the unrecognized tax benefit is estimated based on a “cumulative probability assessment” that aggregates the estimated tax liability for all uncertain tax positions. Interest and penalties assessed, if any, are accrued as income tax expense. The Company is not currently under examination by any taxing jurisdiction. The Company’s Federal and state income tax returns are generally open for examination for the past three years.

Risk and Uncertainties

The Company is subject to risks common to companies in high-technology industries, including but not limited to, a volatile marketplace, rapidly changing technology, protection of proprietary rights and the ability to continue to raise sufficient capital in the future.

Subsequent Events

The Company has evaluated subsequent events through October 7, 2015, the date that the financial statements were authorized to be issued.

Stock-Based Compensation

The Company uses the fair value method for employee stock awards in accordance with Financial Accounting Standards Board Accounting Standards Codification (“ASC”) 718, “Compensation - Stock Compensation.”

The Company measures compensation associated with stock issuances based on the fair value of the equity instruments issued less cash paid.

During July 2014, the Company redeemed 45 shares of Common Stock as a result of two shareholders abandoning their stock and assigning the stock to the Company for no consideration. The purpose of the abandonment was to allow an existing shareholder to increase his ownership in the Company. In conjunction with the abandonment, the Company issued 45 shares of Common Stock to this shareholder for $45 which vested immediately. The Company determined that the fair value per share was $53,333 at the issuance date using the market method. As a result, the Company recorded $2,400,000 of non-cash stock-based compensation expense which is included in research and development expenses.

Note 2 - Property and Equipment

Property and equipment consists of the following as of December 31:

	2014	2013

Furniture and equipment	$264,319	$264,319
Software development cost	50,000	50,000

	314,319	314,319
Less accumulated depreciation and amortization	(313,806)	(300,944)

Property and equipment, net	$513	$13,375

Depreciation and amortization expense for the years ended December 31, 2014 and 2013 was $12,862 and $33,623, respectively.

Note 3 - Retirement Plan

The Company sponsors a 401(k) retirement savings plan for employees who meet certain eligibility requirements. Participants may contribute up to statutory limits. The Company, at its discretion, may make employer contributions. The Company did not make any discretionary employer contributions during 2014 and 2013.

Note 4 - Leases

During 2012, the Company exercised an option to terminate their current office space lease without penalty. During 2014, the Company entered into a four-year agreement for new office space. Future minimum lease payments under non-cancelable operating leases are approximately:

2015	$164,000
2016	166,000
2017	169,000

The terms of the lease agreements provide for rental payments on a graduated basis. The Company recognizes rent expense on the straight-line basis over the lease period and has accrued for rent expense incurred but not paid.

The lease agreement for the facilities and certain services provide the Company with the option to renew. Future contractual obligations would change if these options were exercised. Rent expense for the years ended December 31, 2014 and 2013 was $132,270 and $79,667, respectively.

Included in deposits is $41,000 paid as required by the lease agreement for a security deposit.

Note 5 - Income Taxes

No provision for Federal or state income taxes has been recorded for the years ended December 31, 2014 and 2013, as the Company incurred net losses. Any benefit for Federal or state income taxes has been reduced by a corresponding increase to the related valuation allowance for deferred tax assets.

Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. Significant components of the Company’s deferred tax assets as of December 31, 2014 and 2013 are as follows:

	2014	2013

Deferred tax assets:
Net operating loss carryforwards	$1,597,000	$684,000
Depreciation and other	7,000	36,000

Total deferred tax assets	1,604,000	720,000

Deferred tax liability:
Other	38,000	—

Net deferred tax assets before valuation allowance	1,566,000	720,000
Valuation allowance	(1,566,000)	(720,000)

Net deferred tax	$—	$—

At December 31, 2014, the Company has net operating loss carryforwards for income tax purposes of approximately $4,200,000 for Federal and $4,195,000 for state to offset future Federal and state taxable income expiring through 2034. The Company has provided a full valuation allowance for deferred tax assets, since based on the available evidence it is more likely than not that these benefits will not be realized. The valuation allowance increased by $846,000 and $486,000 at December 31, 2014 and 2013, respectively. In accordance with Sections 382 and 383 of the Internal Revenue Code, the use of the above carryforwards may be subject to annual limitations based upon ownership changes of the Company’s stock.

Note 6 - Concentrations Risk

At December 31, 2014, three customers represented 48% of accounts receivable. At December 31, 2013, one customer represented 89% of accounts receivable.

Note 7 - Contingencies

On March 23, 2015, the Company was sued in the United States District Court Southern District of New York for trademark infringement. The matter is not yet set for trial and the Company is unable to predict the outcome of the litigation or reasonably estimate a possible loss or range of loss associated with this litigation at this time. It is management’s intention to vigorously defend the lawsuit.